UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2013

SYNCHRONOSS TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, Suite 800, Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Synchronoss Technologies Enters into Credit Agreement

On September 27, 2013, Synchronoss Technologies, Inc. (NASDAQ: SNCR) (“Synchronoss”) entered into a Credit Agreement (the “Credit Facility”) with JP Morgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent and Capital One, National Association and KeyBank National Association, as co-documentation agents.  The Credit Facility, which will be used for general corporate purposes, is a $100 million unsecured revolving line of credit that matures on September 27, 2018.  Synchronoss has the right to request an increase in the aggregate principal amount of the Credit Facility to $150 million.  Synchronoss has not drawn down any funds under the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

October 2, 2013	By:	/s/Stephen G. Waldis

Name: Stephen G. Waldis
Title: Chief Executive Officer